Exhibit 99.1

Verso Paper Corp.
6775 Lenox Center Court
Suite 400
Memphis, TN 38115-4436
For details, contact:
Robert P. Mundy
Senior Vice President and
Chief Financial Officer

T 901-369-4128
robert.mundy@versopaper.com
www.versopaper.com

FOR IMMEDIATE RELEASE

VERSO PAPER CORP. ANNOUNCES

EXCHANGE OFFER FOR OUTSTANDING DEBT

AND RELATED CONSENT SOLICITATION

MEMPHIS, Tenn. (March 28, 2012) – Verso Paper Corp. (NYSE:VRS) announced today that two of its wholly owned subsidiaries, Verso Paper Holdings LLC and Verso Paper Inc. (collectively, the “Issuers”), have launched an offer to issue up to $180.2 million aggregate principal amount of a new series of 9.75% secured notes due 2019 (the “New Notes”) in exchange for any and all of the Issuers’ outstanding $180.2 million aggregate principal amount of senior secured floating-rate notes due 2014 (the “Old Notes”).

Simultaneously, the Issuers commenced a solicitation of consents from the holders of the Old Notes to waivers of, and proposed amendments to, certain covenants in the indenture pursuant to which the Old Notes were issued (the “Proposed Amendments”), and, separately, to authorize release from the liens and security interests in the collateral securing the Old Notes (the “Collateral Release”). Holders who tender their Old Notes into the exchange offer will be deemed to have given their consents to both the Proposed Amendments and the Collateral Release with respect to those tendered Old Notes.

The Old Notes and other information relating to the exchange offer and consent solicitation are set forth in the table below.

		Consideration per $1,000 Principal Amount of Old Notes Tendered
CUSIP/ISIN	Outstanding Principal Amount of Old Notes	Total Consideration if Tendered Prior to or on the Early Tender Date	Exchange Consideration if Tendered after the Early Tender Date
92531XAJ1/ US92531XAJ19	$180,216,000	$1,000.00 principal amount of New Notes	$950.00 principal amount of New Notes

Each holder who validly tenders its Old Notes prior to 5:00 p.m., New York City time, on April 10, 2012 (as may be extended, the “Early Tender Date”) will receive, if such Old Notes are accepted for purchase pursuant to the exchange offer, the total consideration of

$1,000.00 principal amount of New Notes per $1,000.00 principal amount of Old Notes tendered, which includes an early tender payment of $50.00 per $1,000.00 principal amount of Old Notes tendered. Each Holder who does not validly tender its Old Notes prior to the Early Tender Date will only receive $950.00 principal amount of New Notes for each $1,000.00 of Old Notes tendered and accepted and will not be entitled to receive the $50.00 early tender payment.

The exchange offer and consent solicitation and the effectiveness of any supplemental indenture entered into pursuant to the exchange offer and consent solicitation are conditioned on the tenders and associated consents by holders of more than 50% of the Old Notes.

The Issuers intend to enter into a supplemental indenture to effectuate the Proposed Amendments promptly after the receipt of the requisite consents for the Proposed Amendments. To the extent requisite consents for the Collateral Release have also been received, such supplemental indenture will also include the Collateral Release. To the extent that the requisite consents for the Collateral Release have not been obtained at the time such supplemental indenture is executed, such supplemental indenture will not include provisions effecting the Collateral Release, but if such requisite consents for the Collateral Release are later obtained, the Issuers will execute another supplemental indenture providing for the Collateral Release promptly after receipt of the requisite consents for the Collateral Release. Each of the foregoing supplemental indentures will be effective immediately upon execution thereof, but the provisions thereof will not be operative until all of the Old Notes that have been tendered prior to the date of such supplemental indenture have been accepted for payment and paid for in accordance with the terms of the exchange offer and consent solicitation.

The exchange offer and consent solicitation will expire at 11:59 p.m., New York City time, on April 24, 2012, unless extended or earlier terminated (the “Expiration Date”). Tendered Old Notes may be validly withdrawn prior to the earlier of (a) the date the Issuers receive the requisite consents and execute the supplemental indenture providing for the Proposed Amendments and (b) 5:00 p.m., New York City time, on April 10, 2012, unless extended (such time and date described in (a) or (b), as the same may be extended, the “Withdrawal Deadline”). Tendered Old Notes may not be validly withdrawn subsequent to the Withdrawal Deadline. Prior to the Withdrawal Deadline, if a holder withdraws its tendered Old Notes, such holder will be deemed to have revoked its consents to both the Proposed Amendments and the Collateral Release and may not deliver consents without re-tendering its Old Notes. After the Withdrawal Deadline, consents to the Proposed Amendments may be validly revoked prior to the execution of the supplemental indenture giving effect to the Proposed Amendments. While tendered Old Notes may not be withdrawn subsequent to the Withdrawal Deadline, if the supplemental indenture giving effect to the Proposed Amendments (but not the Collateral Release) has been executed, consents to the Collateral Release may be validly revoked (but neither the relevant Old Notes may be withdrawn nor the consents to the Proposed Amendments may be revoked) until the execution of the supplemental indenture giving effect to the Collateral Release.

Subject to the terms and conditions described below, payment of the exchange offer consideration will occur promptly after the Expiration Date. Such payment is currently expected to occur on or about April 25, 2012, unless the Expiration Date is extended or the exchange offer is earlier terminated. In addition, at any time after the Early Tender Date but prior to the Expiration Date, and subject to the terms and conditions described below, the Issuers may accept for exchange Old Notes validly tendered on or prior to such time and exchange such notes for the exchange consideration promptly thereafter.

The Issuers may terminate or withdraw the exchange offer and consent solicitation at any time and for any reason, including if certain conditions described in the Exchange Offer Documents (defined below) are not satisfied, subject to applicable law.

This announcement shall not constitute an offer to purchase or a solicitation of an offer to sell any securities. The complete terms and conditions of the exchange offer are set forth in a confidential offering memorandum and consent solicitation statement, dated March 28, 2012 and the related consent and letter of transmittal (the “Exchange Offer Documents”) that are being sent to eligible holders of the Old Notes. The exchange offer and consent solicitation are being made only through, and subject to the terms and conditions set forth in, the Exchange Offer Documents and related materials.

The New Notes are being offered in the U.S. only to (1) qualified institutional buyers in reliance on Rule 144A under the Securities Act and (2) “accredited investors” as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act, and outside the United States only to non-U.S. investors pursuant to Regulation S. The New Notes will not initially be registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent an effective registration statement or an applicable exemption from registration requirements or in a transaction that is not subject to the registration requirements of the Securities Act or any state securities laws.

Global Bondholder Services Corporation will act as the Information Agent for the exchange offer. Requests for the Exchange Offer Documents from eligible holders may be directed to Global Bondholder Services Corporation at (212) 430-3774 (for brokers and banks) or (866) 470-3700 (for all others).

Neither the Issuers’ boards of directors nor any other person makes any recommendation as to whether holders of Old Notes should exchange their Old Notes, and no one has been authorized to make such a recommendation. Eligible holders of Old Notes must make their own decisions as to whether to exchange their Old Notes, and if they decide to do so, the principal amount of the Old Notes to exchange. Eligible holders of Old Notes should read carefully the Exchange Offer Documents and related materials before any decision is made with respect to the exchange offer and consent solicitation.

About Verso

Based in Memphis, Tennessee, Verso Paper Corp. is a leading North American producer of coated papers, including coated groundwood and coated freesheet, and specialty products. Verso’s paper products are used primarily in media and marketing applications, including magazines, catalogs and commercial printing applications such as high-end advertising brochures, annual reports and direct-mail advertising.

Forward-Looking Statements

In this press release, all statements that are not purely historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements may be identified by the words “believe,” “expect,” “anticipate,” “project,” “plan,” “estimate,” “intend,” and similar expressions. Forward-looking statements are based on currently available business, economic, financial, and other information and reflect management’s current beliefs, expectations, and views with respect to future developments and their potential effects on Verso. Actual results could vary materially depending on risks and uncertainties that may affect Verso and its business. For a discussion of such risks and uncertainties, please refer to Verso’s filings with the Securities and Exchange Commission. Verso assumes no obligation to update any forward-looking statement made in this press release to reflect subsequent events or circumstances or actual outcomes.

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